SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 12, 2009
EPIX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815

(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, Massachusetts	02421

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 761-7600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On May 12, 2009, EPIX Pharmaceuticals, Inc. (the “Company”) received notification from The NASDAQ Stock Market LLC (“NASDAQ”) stating that the Company’s common stock would be delisted from The NASDAQ Capital Market effective at the open of the market on May 14, 2009. The delisting of the Company’s common stock is a result of the Company’s failure to comply with NASDAQ Marketplace Rule 5550(b) by evidencing a $35 million market value of listed shares for its common stock for 10 consecutive trading days or by regaining compliance with one of the alternative listing criteria, including a shareholders’ equity of at least $2.5 million.
Item 7.01 Regulation FD Disclosure.
     On May 13, 2009, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Current Report on
Form 8-K.
     The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:
99.1	Press Release issued by the registrant on May 13, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX PHARMACEUTICALS, INC.
May 13, 2009	By:	/s/ Kim Cobleigh Drapkin
Kim Cobleigh Drapkin
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the registrant on May 13, 2009.